EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FiberCore, Inc. on Form S-3 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of FiberCore, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
February 8, 2002